EX 23
Form 11-K for 2009
File No. 1-8610

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-141864) pertaining to AT&T Long Term Savings and Security Plan of our report dated June 25, 2010, with respect to the financial statements and schedule of the AT&T Long Term Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ ERNST &YOUNG LLP

Dallas, Texas
June 25, 2010